UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2007

3DIcon Corporation
(Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333- (Commission File Number)	73-1479206 (IRS Employer Identification No.)

7505 S. Sandusky Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 492-5082

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective on October 4, 2007, Philip Somu resigned from the Company’s board of directors and from his position as the Company’s director of technology, Vice-President and Treasurer.

Vivek Bhaman, the Company’s president and Chief Operating, has been appointed Treasurer of the Company.

On October 9, 2007, Lawrence Field was appointed to the Company’s board of directors. Mr. Field is the cofounder, along with Charles Stephenson, Jr., and managing director of Regent Private Capital LCC, an investment management firm that invests globally through offices in New York City and Tulsa. Regent’s current technology investments include positions in 3DIcon. Prior to confounding Regent, Mr. Field was vice president of Capital Advisors, Inc., an investment management firm. Mr. Field holds a B.S. degree from the University of Texas at Austin.

On September 7, 2006 Regent Private Capital purchased a convertible debenture in the principal amount of $100,000 from the Company. The Debenture had a conversion price of $0.05 per share and has been converted into 2,146,660 shares of the Company’s common stock. Regent Private Capital has provided consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DIcon Corporation

Dated: October 11, 2007	By:	/s/ Martin Keating
Name: Martin Keating
Title: Chief Executive Officer